WILLIAMSON PETROLEUM CONSULTANTS, INC.
TEXAS REGISTERED ENGINEERING FIRM F-81
303 VETERANS AIRPARK LANE, SUITE 1100
MIDLAND, TEXAS 79705
PHONE: 432-685-6100
FAX: 432-685-3909
E-MAIL: WPC@WPC-INC.COM

March 7, 2013

Ring Energy, Inc.
600 N. Marienfeld, Suite 800
Midland, Texas 79701

Attention Mr. Kelly Hoffman

Gentlemen:

Subject: Review of Estimates Prepared by
Ring Energy, Inc.
of Proved Oil and Gas Reserves and Associated Net Revenue
To the Interests of Ring Energy, Inc.
Effective January 1, 2013
For Disclosure to the
Securities and Exchange Commission
Williamson Project 3.9561

Williamson Petroleum Consultants, Inc. (Williamson) has reviewed the subject reserves and economics projections prepared by Ring Energy, Inc. (Ring). Only proved reserves were reviewed. This review was authorized by Mr. Kelly Hoffman of Ring. Ring represents that the projections of the reserves and future net revenue to the evaluated interests were estimated based on the definitions and disclosure guidelines of the United States Securities and Exchange Commission (SEC) contained in Title 17, Code of Federal Regulations, Modernization of Oil and Gas Reporting, Final Rule released January 14, 2009 in the Federal Register (SEC regulations). The reviewed proved properties represent a future net revenue discounted at 10.00 percent per annum (DFNR) of $103,806,020 or 100 percent of the total proved DFNR. Ring also represents that their evaluation was prepared for public disclosure in filings made with the SEC in accordance with the disclosure requirements set forth in the SEC regulations.

The hydrocarbon prices used in the preparation of this report are based on the average prices during the 12-month period prior to the effective date of this report, determined as the un-weighted arithmetic averages of the prices in effect on the first-day-of-the-month for each month within such period, unless prices were defined by contractual arrangements as required by the SEC regulations. Actual future prices may vary significantly from the prices required by SEC regulations; therefore, volumes of reserves actually recovered and the amounts of income actually received may differ significantly from the estimated quantities presented in this report.

A list of reviewed properties and summaries of reserves and economics provided by Ring for this review are attached. Following is a summary of the reserves and economics projections prepared by Ring effective January 1, 2013.

	PROVED DEVELOPED PRODUCING	PROVED DEVELOPED NONPRODUCING	PROVED UNDEVELOPED	TOTAL PROVED
Net Reserves to the Evaluated Interests:				
Oil/Condensate, MBBL	364.11	447.89	2,732.82	3,544.81
Gas, MMCF	40.75	30.25	1,639.69	1,710.69
Future Net Revenue, M$:				
Undiscounted	19,221.34	29,246.92	137,911.76	186,380.02
Discounted Per Annum at 10.00 Percent	11,516.49	18,273.38	74,016.15	103,806.02

Note: Due to rounding, Total Proved may not equal PDP + PDNP + PU

The attached Definitions describe all categories of reserves.

In performing this review, Williamson conducted an evaluation of the methods, procedures, and data utilized by Ring in the preparation of the estimates of reserves and associated future net revenue and performed tests and procedures considered necessary to render the opinions set forth herein. Williamson accepted without independent verification the accuracy and completeness of information, data, and assumptions provided by Ring including and relating to, but not limited to, oil and gas production, interests, oil and gas prices, capital costs and lease operating expense. The data were presented in the company's PHDWin database and other prepared documents and were reviewed for reasonableness. The source documents such as run statements, joint interest billings, Form PRs, et cetera were not reviewed.

Williamson reviewed production decline curves, maps, analogs, well logs and geologic mapping, and various other engineering data utilized by Ring in its forecast of oil and gas reserves. No inspection of the properties was made as this was not considered within the scope of this review. No investigation was made of any environmental liabilities that might apply to the evaluated properties, and no costs are included for any possible related expenses.

If, in the course of the Williamson examination, something came to our attention that brought into question the validity or sufficiency of any reviewed data provided by Ring, Williamson did not rely on that data until any questions relating thereto were resolved.

All the properties in the reviewed Ring evaluation are producing from the San Andres Formation and are located in Andrews County, Texas.

Based on our review, it is the opinion of Williamson that the estimates of the reviewed oil and gas reserves and associated future net revenues prepared by Ring effective January 1, 2013 are reasonable in the aggregate within established audit tolerances of

+10 percent and were prepared in accordance with generally accepted petroleum engineering and evaluation principles as set forth in the updated version of "Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information" promulgated by the Society of Petroleum Engineers and approved March 2007.

It is important to note that the estimation of oil and gas reserves is an inherently uncertain process due to the limitations in the data accumulated, the technical processes used, and the experience level of the engineering, geological, and technical personnel. These reserves should be considered to be the judgments of knowledgeable and qualified professionals and technicians but could change significantly as the result of regulations and or market conditions.

Williamson is an independent consulting firm and does not own any interests in the oil and gas properties covered by this review. No employee, officer, or director of Williamson is an employee, officer, or director of Ring. Neither the employment of nor the compensation received by Williamson is contingent upon the values assigned to the properties covered by this review.

Mr. John D. Savage is a registered professional engineer in the state of Texas and meets the requirements regarding the qualifications, independence, objectivity, and confidentiality as set forth in the "Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information" promulgated by the Society of Petroleum Engineers and approved March 2007.

It has been a pleasure to serve you by preparing this engineering review. All related data will be retained in our files and are available for your review.

Yours very truly,

WILLIAMSON PETROLEUM CONSULTANTS, INC.

John D. Savage, P.E.
Executive Vice President

JDS/trk

Attachments


STATE OF TEXAS
JOHN D. SAVAGE
78718
REGISTERED
PROFESSIONAL ENGINEER

Williamson Petroleum Consultants, Inc.
F-81

DEFINITIONS OF OIL AND GAS RESERVES[1]

Developed oil and gas reserves.

Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

Undeveloped oil and gas reserves.

Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, or by other evidence using reliable technology establishing reasonable certainty.

Proved oil and gas reserves.[2]

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible - from a given date forward from known reservoirs, and under existing economic conditions, operating methods, and government regulations – prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i) The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including government entities.

(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-date-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

Probable reserves

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proves reserves.

(iv) See also paragraphs (iv) and (vi) below in Possible reserves.

Possible reserves.

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi) Pursuant to paragraph (iii) in the previous Proved oil and gas reserves section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists of an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

[1]These definitions are from 17 CFR § 210.4-10 (Federal Register Dated January 14, 2009).

[2]Williamson Petroleum Consultants, Inc. separates proved developed reserves into proved developed producing and proved developed nonproducing reserves. This is to identify proved developed producing reserves as those to be recovered from actively producing wells; proved developed nonproducing reserves as those to be recovered from wells or intervals within wells, which are completed but shut in waiting on equipment or pipeline connections, or wells where a relatively minor expenditure is required for recompletion to another zone.

LIST OF PROPERTIES

LIST OF PROPERTIES

Case Name	PhdWin ID	Rsv Class & Category	Field	Operator	County
FISHER A	235	Proved Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER D	240	Proved Producing	SHAFTER LAKE	RING ENERGY, INC	ANDREWS (TX)
FISHER -3- 0	90	Proved Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER 0 (AKA FISHER 11)	88	Proved Producing	SHAFTER LAKE	RING ENERGY, INC	ANDREWS (TX)
FISHER -8- 0	89	Proved Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER -4- 0	87	Proved Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER -6- 0	86	Proved Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
OGDEN -A- 0	229	Proved Producing	SHAFTER LAKE	RING ENERGY, INC	ANDREWS (TX)
FISHER, M. M. A 1	233	Proved Producing	SHAFTER LAKE	RING ENERGY, INC	ANDREWS (TX)
FISHER -5- 0	91	Proved Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER -10- 0	93	Proved Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER -1- 0	92	Proved Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
UNDERWOOD -C- 0	230	Proved Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
UNDERWOOD -B- 0	231	Proved Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER, M. M. 0	232	Proved Producing	SHAFTER LAKE	RING ENERGY, INC	ANDREWS (TX)
2_PROV DEV NON PROD {Count=14}{Totals=Top}					
Unknown {Count=14}{Totals=Top}					
FISHER 0 INCR REFRAC CASE	242	Proved Non-Producing	SHAFTER LAKE	RING ENERGY, INC	ANDREWS (TX)
FISHER A-5 (U&L SA)	237	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER A-1 (U&L SA)	238	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER 4 INCR REFRAC CASE	247	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER 6 INCR REFRAC CASE	248	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER A-2 (U SA)	239	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER 3 INCR REFRAC CASE	246	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER 5 INCR REFRAC CASE	249	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER 10 INCR REFRAC CASE	250	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER, M. M. A 1 INCR REFRAC CASE	252	Proved Non-Producing	SHAFTER LAKE	RING ENERGY, INC	ANDREWS (TX)
UNDERWOOD B INCR RTP & REFRAC CASE	312	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER 8 INCR REFRAC CASE	244	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER 1 INCR REFRAC CASE	245	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
UNDERWOOD C INCR REFRAC CASE	251	Proved Non-Producing	BLOCK A-34	RING ENERGY, INC	ANDREWS (TX)
3_PROVED UNDEVELOPED {Count=109}{Totals=Top					
ACU {Count=6}{Totals=Top}					
ACU PUD #1 (35 MBO)	13	Proved Undeveloped	MEANS	RING ENERGY, INC	ANDREWS (TX)
ACU PUD #2 (35 MBO)	382	Proved Undeveloped	MEANS	RING ENERGY, INC	ANDREWS (TX)
ACU PUD #3 (35 MBO)	383	Proved Undeveloped	MEANS	RING ENERGY, INC	ANDREWS (TX)
ACU PUD #4 (30 MBO)	384	Proved Undeveloped	MEANS	RING ENERGY, INC	ANDREWS (TX)
ACU PUD #5 (20 MBO)	385	Proved Undeveloped	MEANS	RING ENERGY, INC	ANDREWS (TX)
ACU PUD #6 (20 MBO)	386	Proved Undeveloped	MEANS	RING ENERGY, INC	ANDREWS (TX)
OGDEN A {Count=2}{Totals=Top}					
OGDEN A 20 AC #1 (40 MBO)	391	Proved Undeveloped	SHAFTER LAKE	RING ENERGY, INC	ANDREWS (TX)
OGDEN A 20 AC #2 (40 MBO)	392	Proved Undeveloped	SHAFTER LAKE	RING ENERGY, INC	ANDREWS (TX)
SECTION 16 {Count=14}{Totals=Top}					
UNDERWOOD SXN 16 40 AC UW #1R (55 MBO	341	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
UNDERWOOD SXN 16 20 AC #1 (50 MBO)	347	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)

SUMMARIES

Date : 03/05/2013 10:43:00AM
Partner : All Cases

Total

ECONOMIC SUMMARY PROJECTION

Ring YE2012_WPC Revisions
Custom Selection
Discount Rate : 10.00
As of : 01/01/2013

RING ENERGY INC YE 2012
TOTAL PROVED RESERVES (1P)
YE2012 SEC PRICE BASIS

Est. Cum Oil (Mbbl) : **1,633.48**
Est. Cum Gas (MMcf) : **1,010.96**
Est. Cum Water (Mbbl) : **5,063.73**

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2013		317.03	100.87	234.27	73.92	88.59	4.90	21,115.84	0.00	769.73	1,363.71	20,647.81	-1,665.41	-1,651.44
2014		969.70	512.84	657.91	343.59	88.59	4.90	59,967.78	0.00	1,665.32	4,096.20	44,192.46	10,013.80	6,424.99
2015		698.01	370.52	458.85	239.51	88.59	4.90	41,822.94	0.00	2,018.04	2,836.68	0.00	36,968.22	35,693.90
2016		463.48	239.84	308.32	156.63	88.59	4.90	28,081.09	0.00	2,018.04	1,900.93	0.00	24,162.12	53,054.41
2017		354.23	180.62	236.95	118.50	88.59	4.90	21,572.11	0.00	2,018.04	1,458.08	0.00	18,095.98	64,865.41
2018		290.29	146.51	194.84	96.39	88.59	4.90	17,732.84	0.00	2,018.04	1,197.21	0.00	14,517.59	73,476.73
2019		247.38	123.91	166.42	81.67	88.59	4.90	15,143.19	0.00	2,018.04	1,021.46	0.00	12,103.69	80,002.36
2020		216.76	107.95	146.06	71.24	88.59	4.90	13,288.86	0.00	2,018.04	895.68	0.00	10,375.13	85,086.48
2021		191.98	95.16	129.51	62.86	88.59	4.90	11,781.38	0.00	2,018.04	793.43	0.00	8,969.91	89,081.71
2022		172.13	84.93	116.22	56.13	88.59	4.90	10,570.57	0.00	2,018.04	711.13	0.00	7,841.39	92,256.86
2023		155.11	76.15	104.80	50.34	88.59	4.90	9,531.23	0.00	2,018.04	640.34	0.00	6,872.84	94,786.95
2024		140.24	68.60	94.80	45.36	88.59	4.90	8,620.35	0.00	1,997.94	578.60	0.00	6,043.80	96,809.52
2025		126.35	61.55	85.45	40.70	88.59	4.90	7,769.80	0.00	1,982.04	520.90	0.00	5,266.86	98,411.71
2026		114.48	55.40	77.48	36.64	88.59	4.90	7,043.30	0.00	1,982.04	471.31	0.00	4,589.95	99,681.17
2027		103.77	49.87	70.29	32.99	88.59	4.90	6,388.27	0.00	1,982.04	426.64	0.00	3,979.58	100,681.85
Rem.		677.59	307.25	462.63	204.24	88.59	4.90	41,984.90	0.00	20,966.72	2,773.59	0.00	18,244.60	3,124.17
Total	**46.3**	**5,238.54**	**2,581.98**	**3,544.81**	**1,710.69**	**88.59**	**4.90**	**322,414.42**	**0.00**	**49,508.24**	**21,685.89**	**64,840.27**	**186,380.02**	**103,806.02**
Ult.		**6,872.02**	**3,592.95**											

Eco. Indicators

Return on Investment (disc) :	2.788
Return on Investment (undisc) :	3.886
Years to Payout :	1.84
Internal Rate of Return (%) :	349.09

Present Worth Profile (M$)

PW	**5.00% :**	**135,141.39**	**PW**	**20.00% :**	**68,154.57**
PW	**8.00% :**	**114,719.40**	**PW**	**30.00% :**	**48,748.00**
PW	**10.00% :**	**103,806.02**	**PW**	**40.00% :**	**36,709.52**
PW	**12.00% :**	**94,517.69**	**PW**	**50.00% :**	**28,610.79**
PW	**15.00% :**	**82,940.22**	**PW**	**60.00% :**	**22,855.37**

LIST OF PROPERTIES

Case Name	PhdWin ID	Rsv Class & Category	Field	Operator	County
FISHER SXN 24 20 AC #1 (50 MBO)	268	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #2 (50 MBO)	269	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #3 (50 MBO)	270	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #4 (50 MBO)	271	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #5 (50 MBO)	272	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #6 (50 MBO)	273	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #7 (50 MBO)	274	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #8 (50 MBO)	275	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #9 (50 MBO)	276	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #10 (50 MBO)	277	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #11 (50 MBO)	278	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #12 (50 MBO)	279	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #13 (50 MBO)	280	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #14 (50 MBO)	281	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #15 (50 MBO)	282	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)
FISHER SXN 24 20 AC #16 (50 MBO)	283	Proved Undeveloped	BLK A-34	RING ENERGY, INC	ANDREWS (TX)

SUMMARIES

Date : 03/05/2013 10:43:00AM
Partner : All Cases

Total

ECONOMIC SUMMARY PROJECTION

Ring YE2012_WPC Revisions
Custom Selection
Discount Rate : 10.00
As of : 01/01/2013

RING ENERGY INC YE 2012
TOTAL PROVED RESERVES (1P)
YE2012 SEC PRICE BASIS

Est. Cum Oil (Mbbl) : 1,633.48
Est. Cum Gas (MMcf) : 1,010.96
Est. Cum Water (Mbbl) : 5,063.73

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2013		317.03	100.87	234.27	73.92	88.59	4.90	21,115.84	0.00	769.73	1,363.71	20,647.81	-1,665.41	-1,651.44
2014		969.70	512.84	657.91	343.59	88.59	4.90	59,967.78	0.00	1,665.32	4,096.20	44,192.46	10,013.80	6,424.99
2015		698.01	370.52	458.85	239.51	88.59	4.90	41,822.94	0.00	2,018.04	2,836.68	0.00	36,968.22	35,693.90
2016		463.48	239.84	308.32	156.63	88.59	4.90	28,081.09	0.00	2,018.04	1,900.93	0.00	24,162.12	53,054.41
2017		354.23	180.62	236.95	118.50	88.59	4.90	21,572.11	0.00	2,018.04	1,458.08	0.00	18,095.98	64,865.41
2018		290.29	146.51	194.84	96.39	88.59	4.90	17,732.84	0.00	2,018.04	1,197.21	0.00	14,517.59	73,476.73
2019		247.38	123.91	166.42	81.67	88.59	4.90	15,143.19	0.00	2,018.04	1,021.46	0.00	12,103.69	80,002.36
2020		216.76	107.95	146.06	71.24	88.59	4.90	13,288.86	0.00	2,018.04	895.68	0.00	10,375.13	85,086.48
2021		191.98	95.16	129.51	62.86	88.59	4.90	11,781.38	0.00	2,018.04	793.43	0.00	8,969.91	89,081.71
2022		172.13	84.93	116.22	56.13	88.59	4.90	10,570.57	0.00	2,018.04	711.13	0.00	7,841.39	92,256.86
2023		155.11	76.15	104.80	50.34	88.59	4.90	9,531.23	0.00	2,018.04	640.34	0.00	6,872.84	94,786.95
2024		140.24	68.60	94.80	45.36	88.59	4.90	8,620.35	0.00	1,997.94	578.60	0.00	6,043.80	96,809.52
2025		126.35	61.55	85.45	40.70	88.59	4.90	7,769.80	0.00	1,982.04	520.90	0.00	5,266.86	98,411.71
2026		114.48	55.40	77.48	36.64	88.59	4.90	7,043.30	0.00	1,982.04	471.31	0.00	4,589.95	99,681.17
2027		103.77	49.87	70.29	32.99	88.59	4.90	6,388.27	0.00	1,982.04	426.64	0.00	3,979.58	100,681.85
Rem.		677.59	307.25	462.63	204.24	88.59	4.90	41,984.90	0.00	20,966.72	2,773.59	0.00	18,244.60	3,124.17
Total	**46.3**	**5,238.54**	**2,581.98**	**3,544.81**	**1,710.69**	**88.59**	**4.90**	**322,414.42**	**0.00**	**49,508.24**	**21,685.89**	**64,840.27**	**186,380.02**	**103,806.02**
Ult.		**6,872.02**	**3,592.95**											

Eco. Indicators

Return on Investment (disc) :	2.788
Return on Investment (undisc) :	3.886
Years to Payout :	1.84
Internal Rate of Return (%) :	349.09

Present Worth Profile (M$)

PW 5.00% :	135,141.39	PW 20.00% :	68,154.57
PW 8.00% :	114,719.40	PW 30.00% :	48,748.00
PW 10.00% :	103,806.02	PW 40.00% :	36,709.52
PW 12.00% :	94,517.69	PW 50.00% :	28,610.79
PW 15.00% :	82,940.22	PW 60.00% :	22,855.37

Date : 03/05/2013 10:47:16AM
Partner : All Cases

Total

ECONOMIC SUMMARY PROJECTION

Ring YE2012_WPC Revisions
Custom Selection
Discount Rate : 10.00
As of : 01/01/2013

RING ENERGY INC YE 2012
PROVED DEVELOPED RESERVES (PDP+PDNP)
YE2012 SEC PRICE BASIS

Est. Cum Oil (Mbbl) : **1,633.48**
Est. Cum Gas (MMcf) : **1,010.96**
Est. Cum Water (Mbbl) : **5,063.73**

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2013		164.21	9.18	122.54	6.88	88.59	4.90	10,889.64	0.00	638.78	628.13	2,948.31	6,674.43	6,273.97
2014		130.36	9.24	96.80	6.93	88.59	4.90	8,609.62	0.00	646.90	491.82	0.00	7,470.90	12,776.14
2015		92.65	7.30	68.80	5.48	88.59	4.90	6,122.10	0.00	646.90	349.88	0.00	5,125.32	16,826.10
2016		73.94	6.12	54.92	4.59	88.59	4.90	4,887.50	0.00	646.90	279.34	0.00	3,961.26	19,669.88
2017		61.98	5.27	46.04	3.95	88.59	4.90	4,098.13	0.00	646.90	234.25	0.00	3,216.97	21,768.52
2018		53.86	4.65	40.01	3.49	88.59	4.90	3,561.66	0.00	646.90	203.62	0.00	2,711.13	23,376.14
2019		47.83	4.18	35.53	3.14	88.59	4.90	3,163.36	0.00	646.90	180.87	0.00	2,335.59	24,635.07
2020		43.19	3.81	32.09	2.86	88.59	4.90	2,856.75	0.00	646.90	163.28	0.00	2,046.57	25,637.80
2021		39.19	3.49	29.12	2.62	88.59	4.90	2,592.35	0.00	646.90	148.05	0.00	1,797.40	26,438.25
2022		35.96	3.23	26.71	2.42	88.59	4.90	2,378.56	0.00	646.90	135.68	0.00	1,595.98	27,084.39
2023		33.22	3.01	24.68	2.26	88.59	4.90	2,197.08	0.00	646.90	125.15	0.00	1,425.03	27,608.88
2024		30.61	2.83	22.74	2.12	88.59	4.90	2,024.50	0.00	626.80	115.33	0.00	1,282.38	28,037.94
2025		28.18	2.65	20.93	1.99	88.59	4.90	1,863.94	0.00	610.90	106.16	0.00	1,146.88	28,386.74
2026		26.30	2.49	19.53	1.87	88.59	4.90	1,738.96	0.00	610.90	98.88	0.00	1,029.19	28,671.31
2027		24.56	2.34	18.23	1.76	88.59	4.90	1,623.90	0.00	610.90	92.19	0.00	920.81	28,902.78
Rem.		206.95	24.87	153.32	18.65	88.59	4.90	13,674.01	0.00	7,167.48	778.11	0.00	5,728.42	887.08
Total	**46.3**	**1,093.00**	**94.66**	**811.99**	**71.00**	**88.59**	**4.90**	**72,282.04**	**0.00**	**16,734.74**	**4,130.73**	**2,948.31**	**48,468.26**	**29,789.87**
Ult.		**2,726.48**	**1,105.62**											

Eco. Indicators

Return on Investment (disc) :	12.426
Return on Investment (undisc) :	19.085
Years to Payout :	0.39
Internal Rate of Return (%) :	>1000

Present Worth Profile (M$)

PW	**5.00% :**	**36,643.64**	**PW**	**20.00% :**	**22,180.21**
PW	**8.00% :**	**32,150.71**	**PW**	**30.00% :**	**17,993.38**
PW	**10.00% :**	**29,789.87**	**PW**	**40.00% :**	**15,300.72**
PW	**12.00% :**	**27,797.44**	**PW**	**50.00% :**	**13,402.67**
PW	**15.00% :**	**25,328.42**	**PW**	**60.00% :**	**11,982.52**

ECONOMIC SUMMARY PROJECTION

Ring YE2012_WPC Revisions
Custom Selection
Discount Rate : 10.00
As of : 01/01/2013

RING ENERGY INC YE 2012
RESCAT SUMMARY
YE2012 SEC PRICE BASIS

Est. Cum Oil (Mbbl) : **1,633.62**
Est. Cum Gas (MMcf) : **1,010.96**
Est. Cum Water (Mbbl) : **5,063.73**

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2013		62.09	3.43	46.55	2.57	88.59	4.90	4,136.15	0.00	604.78	246.98	0.00	3,284.39	3,145.97
2014		44.78	3.26	33.58	2.44	88.59	4.90	2,986.84	0.00	599.70	173.31	0.00	2,213.83	5,069.86
2015		37.09	3.09	27.81	2.32	88.59	4.90	2,475.19	0.00	599.70	141.96	0.00	1,733.52	6,438.64
2016		32.37	2.95	24.28	2.21	88.59	4.90	2,161.65	0.00	599.70	123.16	0.00	1,438.79	7,471.07
2017		28.88	2.79	21.66	2.09	88.59	4.90	1,928.72	0.00	599.70	109.42	0.00	1,219.60	8,266.44
2018		26.27	2.65	19.70	1.99	88.59	4.90	1,755.21	0.00	599.70	99.27	0.00	1,056.23	8,892.61
2019		23.67	2.52	17.75	1.89	88.59	4.90	1,581.87	0.00	566.51	89.56	0.00	925.80	9,391.54
2020		21.98	2.40	16.48	1.80	88.59	4.90	1,468.77	0.00	563.70	83.05	0.00	822.02	9,794.25
2021		20.46	2.27	15.34	1.71	88.59	4.90	1,367.75	0.00	563.70	77.24	0.00	726.81	10,117.88
2022		19.20	2.16	14.40	1.62	88.59	4.90	1,283.58	0.00	563.70	72.42	0.00	647.46	10,379.98
2023		18.08	2.05	13.56	1.54	88.59	4.90	1,208.40	0.00	563.70	68.14	0.00	576.55	10,592.17
2024		17.09	1.96	12.82	1.47	88.59	4.90	1,142.85	0.00	563.70	64.43	0.00	514.72	10,764.39
2025		14.10	1.85	10.57	1.39	88.59	4.90	943.44	0.00	433.87	54.32	0.00	455.25	10,902.85
2026		11.47	1.76	8.59	1.32	88.59	4.90	767.41	0.00	312.04	44.59	0.00	410.78	11,016.42
2027		10.01	1.67	7.48	1.25	88.59	4.90	669.04	0.00	257.70	38.49	0.00	372.85	11,110.14
Rem.		98.30	17.52	73.54	13.14	88.59	4.90	6,578.86	0.00	3,363.17	392.96	0.00	2,822.73	406.35
Total	**46.3**	**485.83**	**54.33**	**364.11**	**40.75**	**88.59**	**4.90**	**32,455.71**	**0.00**	**11,355.07**	**1,879.29**	**0.00**	**19,221.34**	**11,516.49**
Ult.		**2,119.45**	**1,065.29**											

Eco. Indicators

Return on Investment (disc) :	0.000
Return on Investment (undisc) :	0.000
Years to Payout :	0.00
Internal Rate of Return (%) :	0.00

Present Worth Profile (M$)

PW 5.00% :	**14,247.13**	**PW 20.00% :**	**8,614.83**
PW 8.00% :	**12,444.44**	**PW 30.00% :**	**7,077.11**
PW 10.00% :	**11,516.49**	**PW 40.00% :**	**6,111.37**
PW 12.00% :	**10,743.59**	**PW 50.00% :**	**5,442.01**
PW 15.00% :	**9,798.77**	**PW 60.00% :**	**4,947.36**

Date : 03/05/2013 10:49:57AM
Partner : All Cases

ECONOMIC SUMMARY PROJECTION

Ring YE2012_WPC Revisions
Custom Selection
Discount Rate : 10.00
As of : 01/01/2013

2_PROV DEV NON PROD RESCAT

RING ENERGY INC YE 2012
RESCAT SUMMARY
YE2012 SEC PRICE BASIS

Est. Cum Oil (Mbbl) : **-0.13**
Est. Cum Gas (MMcf) : **0.00**
Est. Cum Water (Mbbl) : **0.00**

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2013		102.12	5.75	75.99	4.31	88.59	4.90	6,753.49	0.00	33.99	381.15	2,948.31	3,390.03	3,127.99
2014		85.58	5.98	63.22	4.48	88.59	4.90	5,622.78	0.00	47.20	318.51	0.00	5,257.07	7,706.28
2015		55.56	4.21	40.99	3.16	88.59	4.90	3,646.91	0.00	47.20	207.92	0.00	3,391.80	10,387.46
2016		41.56	3.17	30.64	2.38	88.59	4.90	2,725.85	0.00	47.20	156.18	0.00	2,522.47	12,198.81
2017		33.11	2.48	24.39	1.86	88.59	4.90	2,169.41	0.00	47.20	124.84	0.00	1,997.37	13,502.08
2018		27.59	2.00	20.31	1.50	88.59	4.90	1,806.45	0.00	47.20	104.35	0.00	1,654.90	14,483.53
2019		24.16	1.66	17.78	1.25	88.59	4.90	1,581.49	0.00	80.39	91.31	0.00	1,409.79	15,243.53
2020		21.22	1.41	15.61	1.06	88.59	4.90	1,387.98	0.00	83.20	80.23	0.00	1,224.55	15,843.55
2021		18.73	1.22	13.77	0.91	88.59	4.90	1,224.59	0.00	83.20	70.80	0.00	1,070.59	16,320.37
2022		16.76	1.07	12.32	0.80	88.59	4.90	1,094.97	0.00	83.20	63.26	0.00	948.52	16,704.41
2023		15.14	0.96	11.12	0.72	88.59	4.90	988.69	0.00	83.20	57.01	0.00	848.48	17,016.71
2024		13.51	0.87	9.92	0.66	88.59	4.90	881.66	0.00	63.10	50.90	0.00	767.66	17,273.55
2025		14.08	0.80	10.36	0.60	88.59	4.90	920.50	0.00	177.03	51.83	0.00	691.63	17,483.89
2026		14.83	0.73	10.94	0.55	88.59	4.90	971.56	0.00	298.86	54.29	0.00	618.40	17,654.89
2027		14.55	0.67	10.75	0.50	88.59	4.90	954.86	0.00	353.20	53.70	0.00	547.96	17,792.65
Rem.		108.65	7.35	79.78	5.52	88.59	4.90	7,095.16	0.00	3,804.32	385.15	0.00	2,905.69	480.73
Total	**33.8**	**607.16**	**40.33**	**447.89**	**30.25**	**88.59**	**4.90**	**39,826.34**	**0.00**	**5,379.67**	**2,251.44**	**2,948.31**	**29,246.92**	**18,273.38**
Ult.		**607.03**	**40.33**											

Eco. Indicators

Return on Investment (disc) :	8.009
Return on Investment (undisc) :	11.913
Years to Payout :	0.58
Internal Rate of Return (%) :	>1000

Present Worth Profile (M$)

PW 5.00% :	**22,396.51**	**PW 20.00% :**	**13,565.39**
PW 8.00% :	**19,706.27**	**PW 30.00% :**	**10,916.27**
PW 10.00% :	**18,273.38**	**PW 40.00% :**	**9,189.35**
PW 12.00% :	**17,053.84**	**PW 50.00% :**	**7,960.66**
PW 15.00% :	**15,529.65**	**PW 60.00% :**	**7,035.16**

ECONOMIC SUMMARY PROJECTION

Ring YE2012_WPC Revisions
Custom Selection
Discount Rate : 10.00
As of : 01/01/2013

RING ENERGY INC YE 2012
RESCAT SUMMARY
YE2012 SEC PRICE BASIS

Est. Cum Oil (Mbbl) : **0.00**
Est. Cum Gas (MMcf) : **0.00**
Est. Cum Water (Mbbl) : **0.00**

Year		Oil Gross (Mbbl)	Gas Gross (MMcf)	Oil Net (Mbbl)	Gas Net (MMcf)	Oil Price ($/bbl)	Gas Price ($/Mcf)	Oil & Gas Rev. Net (M$)	Misc. Rev. Net (M$)	Costs Net (M$)	Taxes Net (M$)	Invest. Net (M$)	NonDisc. CF Annual (M$)	Cum Disc. CF (M$)
2013		152.82	91.69	111.73	67.04	88.59	4.90	10,226.20	0.00	130.96	735.58	17,699.50	-8,339.84	-7,925.40
2014		839.35	503.61	561.11	336.67	88.59	4.90	51,358.16	0.00	1,018.42	3,604.38	44,192.46	2,542.90	-6,351.16
2015		605.37	363.22	390.05	234.03	88.59	4.90	35,700.84	0.00	1,371.14	2,486.80	0.00	31,842.90	18,867.80
2016		389.54	233.72	253.40	152.04	88.59	4.90	23,193.59	0.00	1,371.14	1,621.59	0.00	20,200.86	33,384.53
2017		292.25	175.35	190.91	114.55	88.59	4.90	17,473.98	0.00	1,371.14	1,223.83	0.00	14,879.00	43,096.89
2018		236.43	141.86	154.83	92.90	88.59	4.90	14,171.18	0.00	1,371.14	993.59	0.00	11,806.45	50,100.59
2019		199.55	119.73	130.89	78.53	88.59	4.90	11,979.83	0.00	1,371.14	840.59	0.00	9,768.10	55,367.29
2020		173.57	104.14	113.98	68.39	88.59	4.90	10,432.11	0.00	1,371.14	732.40	0.00	8,328.56	59,448.68
2021		152.79	91.67	100.39	60.24	88.59	4.90	9,189.03	0.00	1,371.14	645.38	0.00	7,172.51	62,643.46
2022		136.17	81.70	89.50	53.70	88.59	4.90	8,192.01	0.00	1,371.14	575.45	0.00	6,245.41	65,172.47
2023		121.89	73.14	80.13	48.08	88.59	4.90	7,334.14	0.00	1,371.14	515.19	0.00	5,447.81	67,178.07
2024		109.63	65.78	72.06	43.24	88.59	4.90	6,595.84	0.00	1,371.14	463.28	0.00	4,761.42	68,771.58
2025		98.17	58.90	64.52	38.71	88.59	4.90	5,905.86	0.00	1,371.14	414.74	0.00	4,119.98	70,024.97
2026		88.18	52.91	57.95	34.77	88.59	4.90	5,304.33	0.00	1,371.14	372.43	0.00	3,560.76	71,009.86
2027		79.21	47.53	52.05	31.23	88.59	4.90	4,764.37	0.00	1,371.14	334.46	0.00	3,058.77	71,779.07
Rem.		470.64	282.38	309.31	185.59	88.59	4.90	28,310.89	0.00	13,799.23	1,995.47	0.00	12,516.18	2,237.09
Total	**30.0**	**4,145.54**	**2,487.32**	**2,732.82**	**1,639.69**	**88.59**	**4.90**	**250,132.37**	**0.00**	**32,773.50**	**17,555.16**	**61,891.96**	**137,911.76**	**74,016.15**
Ult.		**4,145.54**	**2,487.32**											

Eco. Indicators

Return on Investment (disc) :	2.335
Return on Investment (undisc) :	3.228
Years to Payout :	2.15
Internal Rate of Return (%) :	122.62

Present Worth Profile (M$)

PW 5.00% :	**98,497.75**	**PW 20.00% :**	**45,974.36**
PW 8.00% :	**82,568.69**	**PW 30.00% :**	**30,754.62**
PW 10.00% :	**74,016.15**	**PW 40.00% :**	**21,408.80**
PW 12.00% :	**66,720.25**	**PW 50.00% :**	**15,208.12**
PW 15.00% :	**57,611.80**	**PW 60.00% :**	**10,872.85**

Economic One-Liners

Project Name : Ring YE2012_WPC Revisions

Ownership Group : All Cases

As of Date: 1/1/2013

RING ENERGY INC YE 2012
YE2012 SEC PRICE BASIS

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. 10% (M$)	Life (years)
Grand Total	**Total**	**3,544.81**	**1,710.69**	**314,034.52**	**8,379.89**	**0.00**	**71,194.13**	**64,840.27**	**186,380.02**	**103,806.02**	**46.28**
1_PROV DEV PROD RESCAT	**Total**	**364.11**	**40.75**	**32,256.10**	**199.60**	**0.00**	**13,234.36**	**0.00**	**19,221.34**	**11,516.49**	**46.28**
1_PROV DEV PROD RESCAT											
Unknown SECTION											
FISHER A	*P-DP*	69.74	0.00	6,178.44	0.00	0.00	1,530.75	0.00	4,647.69	2,779.76	37.92
FISHER D	*P-DP*	58.52	0.00	5,184.52	0.00	0.00	1,034.48	0.00	4,150.04	2,313.80	46.28
FISHER -3- 0 - 0	*P-DP*	54.21	24.39	4,802.29	119.49	0.00	2,023.37	0.00	2,898.41	1,448.53	33.06
FISHER 0 (AKA FISHER 11) - 0	*P-DP*	50.84	0.00	4,503.67	0.00	0.00	2,658.99	0.00	1,844.68	1,415.44	12.35
FISHER -8- 0 - 0	*P-DP*	35.58	0.00	3,151.99	0.00	0.00	1,087.61	0.00	2,064.39	1,335.08	26.03
FISHER -4- 0 - 0	*P-DP*	25.16	16.35	2,228.83	80.11	0.00	1,107.80	0.00	1,201.13	645.59	27.66
FISHER -6- 0 - 0	*P-DP*	20.46	0.00	1,812.62	0.00	0.00	839.85	0.00	972.77	635.90	20.93
OGDEN -A- 0 - 0	*P-DP*	12.36	0.00	1,095.39	0.00	0.00	510.98	0.00	584.40	349.56	26.26
FISHER, M. M. A 1 - 1	*P-DP*	17.10	0.00	1,514.91	0.00	0.00	1,082.39	0.00	432.52	300.51	13.54
FISHER -5- 0 - 0	*P-DP*	9.40	0.00	832.35	0.00	0.00	605.25	0.00	227.10	149.58	15.72
FISHER -10- 0 - 0	*P-DP*	7.63	0.00	676.09	0.00	0.00	515.75	0.00	160.34	111.12	13.43
FISHER -1- 0 - 0	*P-DP*	3.04	0.00	269.45	0.00	0.00	231.66	0.00	37.79	31.55	6.08
UNDERWOOD -C- 0 - 0	*P-DP*	0.06	0.00	5.56	0.00	0.00	5.48	0.00	0.08	0.08	0.19
UNDERWOOD -B- 0 - 0	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
FISHER, M. M. 0 - 0	*P-DP*	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
2_PROV DEV NON PROD RESCAT	**Total**	**447.89**	**30.25**	**39,678.16**	**148.17**	**0.00**	**7,631.11**	**2,948.31**	**29,246.92**	**18,273.38**	**33.83**
2_PROV DEV NON PROD RESCAT											
Unknown SECTION											
FISHER 0 INCR REFRAC CASE	*P-NP*	121.81	0.00	10,791.04	0.00	0.00	2,748.39	900.00	7,142.64	4,591.58	23.63
FISHER A-5 (U&L SA)	*P-NP*	48.60	0.00	4,305.25	0.00	0.00	725.38	0.00	3,579.87	2,334.64	29.23
FISHER A-1 (U&L SA)	*P-NP*	48.56	0.00	4,302.37	0.00	0.00	726.83	90.00	3,485.54	2,216.98	29.35
FISHER 4 INCR REFRAC CASE - (	*P-NP*	33.05	21.48	2,927.74	105.23	0.00	369.50	200.00	2,463.47	1,412.77	33.83
FISHER 6 INCR REFRAC CASE - (	*P-NP*	32.62	0.00	2,889.97	0.00	0.00	510.80	200.00	2,179.17	1,227.25	31.29
FISHER A-2 (U SA)	*P-NP*	24.28	0.00	2,150.69	0.00	0.00	152.70	90.00	1,907.99	1,163.72	25.56
FISHER 3 INCR REFRAC CASE - (	*P-NP*	19.48	8.77	1,725.88	42.94	0.00	69.60	100.00	1,599.22	1,002.65	32.77
FISHER 5 INCR REFRAC CASE - (	*P-NP*	22.53	0.00	1,996.32	0.00	0.00	375.64	200.00	1,420.67	913.45	23.50
FISHER 10 INCR REFRAC CASE -	*P-NP*	22.50	0.00	1,993.07	0.00	0.00	427.34	200.00	1,365.73	878.59	22.67
FISHER, M. M. A 1 INCR REFRAC	*P-NP*	21.77	0.00	1,928.62	0.00	0.00	361.45	400.00	1,167.17	793.73	16.67
UNDERWOOD B INCR RTP & RE	*P-NP*	25.23	0.00	2,234.80	0.00	0.00	699.30	268.31	1,267.19	689.21	29.97

Economic One-Liners

Project Name : Ring YE2012_WPC Revisions

Ownership Group : All Cases

As of Date: 1/1/2013

RING ENERGY INC YE 2012

YE2012 SEC PRICE BASIS

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. 10% (M$)	Life (years)
FISHER 8 INCR REFRAC CASE - (	*P-NP*	16.74	0.00	1,482.90	0.00	0.00	225.87	100.00	1,157.03	669.15	30.35
FISHER 1 INCR REFRAC CASE - (	*P-NP*	10.72	0.00	949.60	0.00	0.00	238.39	200.00	511.21	379.64	11.44
UNDERWOOD C INCR REFRAC (	*P-NP*	0.00	0.00	-0.08	0.00	0.00	-0.08	0.00	0.00	0.00	0.18
3_PROVED UNDEVELOPED RESCAT	**Total**	**2,732.82**	**1,639.69**	**242,100.25**	**8,032.12**	**0.00**	**50,328.66**	**61,891.96**	**137,911.76**	**74,016.15**	**30.03**
3_PROVED UNDEVELOPED RESCAT ACU SECTION											
ACU PUD #1 (35 MBO)	*P-UD*	26.07	15.64	2,309.16	76.61	0.00	457.27	650.00	1,278.50	673.45	24.96
ACU PUD #2 (35 MBO)	*P-UD*	26.07	15.64	2,309.16	76.61	0.00	457.27	650.00	1,278.50	673.45	24.96
ACU PUD #3 (35 MBO)	*P-UD*	26.07	15.64	2,309.16	76.61	0.00	457.27	650.00	1,278.50	673.45	24.96
ACU PUD #4 (30 MBO)	*P-UD*	22.28	13.37	1,973.51	65.47	0.00	427.02	650.00	961.97	492.28	24.19
ACU PUD #5 (20 MBO)	*P-UD*	15.08	9.05	1,335.50	44.31	0.00	337.19	650.00	392.62	145.30	20.43
ACU PUD #6 (20 MBO)	*P-UD*	15.08	9.05	1,335.50	44.31	0.00	337.19	650.00	392.62	145.30	20.43
3_PROVED UNDEVELOPED RESCAT OGDEN A SECTION											
OGDEN A 20 AC #1 (40 MBO)	*P-UD*	27.36	16.41	2,423.49	80.40	0.00	536.45	595.86	1,371.58	682.01	28.33
OGDEN A 20 AC #2 (40 MBO)	*P-UD*	27.36	16.41	2,423.49	80.40	0.00	536.45	595.86	1,371.58	682.01	28.33
3_PROVED UNDEVELOPED RESCAT SECTION 16 SECTION											
UNDERWOOD SXN 16 40 AC UW	*P-UD*	31.96	19.18	2,831.67	93.95	0.00	521.80	507.00	1,896.81	999.97	28.81
UNDERWOOD SXN 16 20 AC #1 (	*P-UD*	29.11	17.47	2,578.88	85.56	0.00	487.39	507.00	1,670.05	901.97	27.50
UNDERWOOD SXN 16 20 AC #2 (	*P-UD*	29.11	17.47	2,578.88	85.56	0.00	487.39	507.00	1,670.05	901.97	27.50
UNDERWOOD SXN 16 20 AC #3 (	*P-UD*	29.11	17.47	2,578.88	85.56	0.00	487.39	507.00	1,670.05	901.97	27.50
UNDERWOOD SXN 16 20 AC #4 (	*P-UD*	20.30	12.18	1,798.42	59.67	0.00	397.16	507.00	953.93	495.17	24.80
UNDERWOOD SXN 16 40 AC #5 (	*P-UD*	20.30	12.18	1,798.42	59.67	0.00	397.16	507.00	953.93	495.17	24.80
UNDERWOOD SXN 16 40 AC #1 (	*P-UD*	20.30	12.18	1,798.42	59.67	0.00	397.29	507.00	953.80	491.16	24.89
UNDERWOOD SXN 16 40 AC #2 (	*P-UD*	20.30	12.18	1,798.42	59.67	0.00	397.29	507.00	953.80	491.16	24.89
UNDERWOOD SXN 16 40 AC #3 (	*P-UD*	20.30	12.18	1,798.42	59.67	0.00	397.29	507.00	953.80	491.16	24.89
UNDERWOOD SXN 16 40 AC #4 (	*P-UD*	20.30	12.18	1,798.42	59.67	0.00	397.29	507.00	953.80	491.16	24.89
UNDERWOOD SXN 16 20 AC #5 (	*P-UD*	17.34	10.41	1,536.30	50.97	0.00	367.05	507.00	713.22	358.62	24.01
UNDERWOOD SXN 16 20 AC #6 (	*P-UD*	17.34	10.41	1,536.30	50.97	0.00	367.05	507.00	713.22	355.72	24.10
UNDERWOOD SXN 16 20 AC #7 (	*P-UD*	17.34	10.41	1,536.30	50.97	0.00	367.05	507.00	713.22	355.72	24.10
UNDERWOOD SXN 16 20 AC #8 (	*P-UD*	17.34	10.41	1,536.30	50.97	0.00	367.05	507.00	713.22	355.72	24.10

Economic One-Liners

Project Name : Ring YE2012_WPC Revisions

Ownership Group : All Cases

As of Date: 1/1/2013

RING ENERGY INC YE 2012
YE2012 SEC PRICE BASIS

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. 10% (M$)	Life (years)
3_PROVED UNDEVELOPED RESCAT SECTION 16S SECTION											
FISHER 16S PUD #1 (25 MBO)	*P-UD*	14.03	8.42	1,242.93	41.24	0.00	276.23	494.00	513.93	256.65	20.96
FISHER 16S PUD #2 (25 MBO)	*P-UD*	14.03	8.42	1,242.93	41.24	0.00	276.20	494.00	513.96	254.66	21.04
FISHER 16S PUD #3 (20 MBO)	*P-UD*	11.46	6.87	1,014.98	33.67	0.00	256.26	494.00	298.39	110.42	20.43
FISHER 16S PUD #4 (20 MBO)	*P-UD*	11.46	6.87	1,014.98	33.67	0.00	256.26	494.00	298.39	110.42	20.43
FISHER 16S PUD #5 (20 MBO)	*P-UD*	11.46	6.87	1,014.98	33.67	0.00	256.26	494.00	298.39	110.42	20.43
FISHER 16S PUD #6 (20 MBO)	*P-UD*	11.46	6.87	1,014.98	33.67	0.00	256.26	494.00	298.39	110.42	20.43
3_PROVED UNDEVELOPED RESCAT SECTION 17 SECTION											
UNDERWOOD SXN 17 20 AC #3 (	*P-UD*	27.52	16.51	2,437.75	80.88	0.00	463.98	487.50	1,567.15	837.75	27.44
UNDERWOOD SXN 17 20 AC #4 (	*P-UD*	27.52	16.51	2,437.75	80.88	0.00	463.98	487.50	1,567.15	837.75	27.44
UNDERWOOD SXN 17 20 AC #1 (	*P-UD*	13.76	8.26	1,218.88	40.44	0.00	231.97	243.75	783.60	409.05	27.69
UNDERWOOD SXN 17 20 AC #2 (	*P-UD*	13.76	8.26	1,218.88	40.44	0.00	231.97	243.75	783.60	409.05	27.69
UNDERWOOD SXN 17 40 AC #3 (	*P-UD*	16.52	9.91	1,463.14	48.54	0.00	320.50	487.50	703.69	367.08	21.02
UNDERWOOD SXN 17 40 AC #4 (	*P-UD*	16.52	9.91	1,463.14	48.54	0.00	320.50	487.50	703.69	367.08	21.02
UNDERWOOD SXN 17 20 AC #7 (	*P-UD*	16.38	9.83	1,451.26	48.15	0.00	349.17	487.50	662.74	328.26	23.93
UNDERWOOD SXN 17 20 AC #8 (	*P-UD*	16.38	9.83	1,451.26	48.15	0.00	349.17	487.50	662.74	328.26	23.93
UNDERWOOD SXN 17 40 AC #4R	*P-UD*	12.60	7.56	1,115.89	37.02	0.00	236.54	243.75	672.62	326.99	30.03
UNDERWOOD SXN 17 40 AC #5R	*P-UD*	12.60	7.56	1,115.89	37.02	0.00	236.54	243.75	672.62	326.99	30.03
UNDERWOOD SXN 17 40 AC #1 (	*P-UD*	8.26	4.95	731.57	24.27	0.00	160.24	243.75	351.85	180.64	21.19
UNDERWOOD SXN 17 40 AC #2 (	*P-UD*	8.26	4.95	731.57	24.27	0.00	160.25	243.75	351.85	179.18	21.28
UNDERWOOD SXN 17 20 AC #5 (	*P-UD*	8.19	4.91	725.63	24.07	0.00	174.59	243.75	331.37	162.80	24.01
UNDERWOOD SXN 17 20 AC #6 (	*P-UD*	8.19	4.91	725.63	24.07	0.00	174.57	243.75	331.38	161.54	24.09
3_PROVED UNDEVELOPED RESCAT SECTION 18 SECTION											
SXN 18 40 AC #1 (30 MBO)	*P-UD*	21.37	12.82	1,893.29	62.81	0.00	452.34	624.81	878.96	441.96	24.01
SXN 18 40 AC #2 (30 MBO)	*P-UD*	21.37	12.82	1,893.29	62.81	0.00	452.34	624.81	878.96	441.96	24.01
SXN 18 20 AC #3 (20 MBO)	*P-UD*	14.45	8.67	1,280.01	42.47	0.00	351.19	624.81	346.47	119.69	20.25
SXN 18 20 AC #4 (20 MBO)	*P-UD*	14.45	8.67	1,280.01	42.47	0.00	351.19	624.81	346.47	119.69	20.25
3_PROVED UNDEVELOPED RESCAT SECTION 23 SECTION											
FISHER SXN 23 40 AC #1 (30 MB(	*P-UD*	20.68	12.41	1,831.74	60.77	0.00	437.63	604.50	850.38	427.59	24.01
FISHER SXN 23 40 AC #2 (30 MB(	*P-UD*	20.68	12.41	1,831.74	60.77	0.00	437.63	604.50	850.38	427.59	24.01
FISHER SXN 23 20 AC #2 (20 MB(	*P-UD*	13.98	8.39	1,238.40	41.09	0.00	339.77	604.50	335.21	115.80	20.25

Economic One-Liners

Project Name : Ring YE2012_WPC Revisions

Ownership Group : All Cases

As of Date: 1/1/2013

RING ENERGY INC YE 2012
YE2012 SEC PRICE BASIS

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. 10% (M$)	Life (years)
FISHER SXN 23 20 AC #3 (20 MB(	P-UD	13.98	8.39	1,238.40	41.09	0.00	339.77	604.50	335.21	115.80	20.25
FISHER SXN 23 20 AC #4 (20 MB(	P-UD	13.98	8.39	1,238.40	41.09	0.00	339.77	604.50	335.21	115.80	20.25
FISHER SXN 23 20 AC #5 (20 MB(	P-UD	13.98	8.39	1,238.40	41.09	0.00	339.77	604.50	335.21	115.80	20.25
FISHER SXN 23 20 AC #6 (20 MB(	P-UD	13.98	8.39	1,238.40	41.09	0.00	339.77	604.50	335.21	115.80	20.25
FISHER SXN 23 20 AC #1 (20 MB(	P-UD	13.98	8.39	1,238.40	41.09	0.00	339.79	604.50	335.19	114.85	20.34
3_PROVED UNDEVELOPED RESCAT											
SECTION 25 SECTION											
FISHER SXN 25 40 AC #1 60 MBO	P-UD	41.60	24.96	3,685.44	122.27	0.00	654.24	604.50	2,548.97	1,449.64	28.83
FISHER SXN 25 40 AC #2 (60 MB(	P-UD	41.60	24.96	3,685.44	122.27	0.00	654.24	604.50	2,548.97	1,449.64	28.83
FISHER SXN 25 40 AC #3 (60 MB(	P-UD	41.60	24.96	3,685.44	122.27	0.00	654.24	604.50	2,548.97	1,449.64	28.83
FISHER SXN 25 40 AC #4 (50 MB(	P-UD	34.65	20.79	3,069.27	101.83	0.00	582.34	604.50	1,984.25	1,131.90	26.95
FISHER SXN 25 40 AC #5 (50 MB(	P-UD	34.65	20.79	3,069.27	101.83	0.00	582.34	604.50	1,984.25	1,131.90	26.95
FISHER SXN 25 40 AC #6 (45 MB(	P-UD	31.15	18.69	2,759.32	91.55	0.00	545.03	604.50	1,701.33	938.80	26.22
FISHER SXN 25 40 AC #7 (45 MB(	P-UD	31.15	18.69	2,759.32	91.55	0.00	545.03	604.50	1,701.33	938.80	26.22
FISHER SXN 25 20 AC #1 (40 MB(	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.90	604.50	1,441.72	814.43	24.65
FISHER SXN 25 20 AC #2 (40 MB(	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.90	604.50	1,441.72	814.43	24.65
FISHER SXN 25 20 AC #3 (40 MB(	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.90	604.50	1,441.72	814.43	24.65
FISHER SXN 25 20 AC #4 (40 MB(	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.90	604.50	1,441.72	814.43	24.65
FISHER SXN 25 20 AC #5 (40 MB(	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.92	604.50	1,441.70	807.86	24.73
FISHER SXN 25 20 AC #6 (40 MB(	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.92	604.50	1,441.70	807.86	24.73
FISHER SXN 25 20 AC #7 (40 MB(	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.92	604.50	1,441.70	807.86	24.73
FISHER SXN 25 20 AC #8 (40 MB(	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.92	604.50	1,441.70	807.86	24.73
FISHER SXN 25 20 AC #9 (40 MB(	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.92	604.50	1,441.70	807.86	24.73
FISHER SXN 25 20 AC #10 (40 ME	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.92	604.50	1,441.70	807.86	24.73
FISHER SXN 25 20 AC #11 (40 ME	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.92	604.50	1,441.70	807.86	24.73
FISHER SXN 25 20 AC #12 (40 ME	P-UD	27.83	16.70	2,465.33	81.79	0.00	500.92	604.50	1,441.70	807.86	24.73
FISHER SXN 25 40 AC #8 (40 MB(	P-UD	27.75	16.65	2,458.65	81.57	0.00	544.24	604.50	1,391.48	691.91	28.33
FISHER SXN 25 40 AC #9 (40 MB(	P-UD	27.75	16.65	2,458.65	81.57	0.00	544.24	604.50	1,391.48	691.91	28.33
FISHER SXN 25 40 AC #10 (40 ME	P-UD	27.75	16.65	2,458.65	81.57	0.00	544.24	604.50	1,391.48	691.91	28.33
FISHER SXN 25 20 AC #13 (30 ME	P-UD	20.81	12.48	1,843.32	61.16	0.00	426.34	604.50	873.64	455.04	22.86
FISHER SXN 25 20 AC #14 (30 ME	P-UD	20.81	12.48	1,843.32	61.16	0.00	426.34	604.50	873.64	455.04	22.86
FISHER SXN 25 20 AC #15 (30 ME	P-UD	20.81	12.48	1,843.32	61.16	0.00	426.34	604.50	873.64	455.04	22.86
FISHER SXN 25 20 AC #16 (30 ME	P-UD	20.81	12.48	1,843.32	61.16	0.00	426.47	604.50	873.51	451.48	22.95

Economic One-Liners

Project Name : Ring YE2012_WPC Revisions

Ownership Group : All Cases

As of Date: 1/1/2013

RING ENERGY INC YE 2012
YE2012 SEC PRICE BASIS

Lease Name *Risked* / UnRisked	*Reserve Category*	Net Reserves Oil (Mbbl)	Net Reserves Gas (MMcf)	Net Revenue Oil (M$)	Net Revenue Gas (M$)	Net Revenue Other (M$)	Expense & Tax (M$)	Invest. (M$)	Cash Flow Non-Disc. (M$)	Cash Flow Disc. 10% (M$)	Life (years)
3_PROVED UNDEVELOPED RESCAT											
SECTION 3 SECTION											
FISHER SXN 3 20 AC #9 (40 MBO	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.44	646.75	1,522.50	810.54	26.17
FISHER SXN 3 20 AC #10 (40 MB(	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.44	646.75	1,522.50	810.54	26.17
FISHER SXN 3 20 AC #11 (40 MB(	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.44	646.75	1,522.50	810.54	26.17
FISHER SXN 3 20 AC #12 (40 MB(	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.44	646.75	1,522.50	810.54	26.17
FISHER SXN 3 20 AC #1 (40 MBO	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.44	646.75	1,522.50	810.54	26.17
FISHER SXN 3 20 AC #2 (40 MBO	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.44	646.75	1,522.50	810.54	26.17
FISHER SXN 3 20 AC #8 (40 MBO	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.44	646.75	1,522.50	810.54	26.17
FISHER SXN 3 20 AC #3 (40 MBO	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.33	646.75	1,522.62	804.72	26.25
FISHER SXN 3 20 AC #4 (40 MBO	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.33	646.75	1,522.62	804.72	26.25
FISHER SXN 3 20 AC #5 (40 MBO	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.33	646.75	1,522.62	804.72	26.25
FISHER SXN 3 20 AC #6 (40 MBO	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.33	646.75	1,522.62	804.72	26.25
FISHER SXN 3 20 AC #7 (40 MBO	*P-UD*	29.77	17.86	2,637.20	87.49	0.00	555.33	646.75	1,522.62	804.72	26.25
3_PROVED UNDEVELOPED RESCAT											
SXN 24 SECTION											
FISHER A-4 (40 AC - 65 MBO)	*P-UD*	48.65	29.19	4,309.51	142.98	0.00	743.84	650.00	3,058.64	1,714.96	29.84
FISHER SXN 24 20 AC #1 (50 MB(	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.81	650.00	2,141.15	1,232.06	26.83
FISHER SXN 24 20 AC #2 (50 MB(	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.81	650.00	2,141.15	1,232.06	26.83
FISHER SXN 24 20 AC #3 (50 MB(	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.99	650.00	2,140.96	1,222.11	26.92
FISHER SXN 24 20 AC #4 (50 MB(	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.99	650.00	2,140.96	1,222.11	26.92
FISHER SXN 24 20 AC #5 (50 MB(	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.99	650.00	2,140.96	1,222.11	26.92
FISHER SXN 24 20 AC #6 (50 MB(	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.99	650.00	2,140.96	1,222.11	26.92
FISHER SXN 24 20 AC #7 (50 MB(	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.99	650.00	2,140.96	1,212.25	27.00
FISHER SXN 24 20 AC #8 (50 MB(	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.99	650.00	2,140.96	1,212.25	27.00
FISHER SXN 24 20 AC #9 (50 MB(	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.99	650.00	2,140.96	1,212.25	27.00
FISHER SXN 24 20 AC #10 (50 ME	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.99	650.00	2,140.96	1,212.25	27.00
FISHER SXN 24 20 AC #11 (50 ME	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.95	650.00	2,141.00	1,202.80	27.09
FISHER SXN 24 20 AC #12 (50 ME	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.95	650.00	2,141.00	1,202.80	27.09
FISHER SXN 24 20 AC #13 (50 ME	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.95	650.00	2,141.00	1,202.80	27.09
FISHER SXN 24 20 AC #14 (50 ME	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.95	650.00	2,141.00	1,202.80	27.09
FISHER SXN 24 20 AC #15 (50 ME	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.97	650.00	2,140.98	1,193.10	27.17
FISHER SXN 24 20 AC #16 (50 ME	*P-UD*	37.32	22.39	3,306.26	109.69	0.00	624.97	650.00	2,140.98	1,193.10	27.17